Exhibit 99.1

BBX Capital Corporation Approved for Listing on the

New York Stock Exchange

FORT LAUDERDALE, Florida – July 6, 2017 – BBX Capital Corporation (OTCQX: BBXT) (“BBX Capital” or the “Company”)  announced today that the Company’s Class A Common Stock has been approved for listing on the New York Stock Exchange (“NYSE”).

The Company anticipates that its Class A Common Stock will begin trading on the NYSE on Thursday, July 13, 2017, under the ticker symbol "BBX".

“We have enjoyed a  long standing relationship with the New York Stock Exchange for many years. Our legacy companies, Bluegreen Corporation, Levitt Corporation and BankAtlantic Bancorp were all at one point listed on the NYSE and BBX Capital (then BFC Financial Corporation) was previously listed on the NYSE-Arca.  We are pleased to bring BBX Capital ‘back home’ to the NYSE,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital.

“This is an important milestone for BBX Capital. We have witnessed significant progress in our financial and operating platforms, and believe listing on the NYSE offers the potential to enhance shareholder value by improving liquidity and growing our visibility and branding throughout the global investment community,” Levan concluded.

The Company's Class B Common Stock will continue trading on the OTCQX under its ticker symbol “BBXTB”.

About BBX Capital Corporation:

BBX Capital Corporation (OTCQX: BBXT; BBXTB), is a diversified holding company whose principal activities are its ownership of Bluegreen Corporation and, through its Real Estate and Middle Market Divisions, the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects and middle market operating businesses, including the operating businesses within BBX Sweet Holdings.

About Bluegreen Corporation:

Bluegreen, founded in 1966 and headquartered in Boca Raton, Florida, is a sales, marketing and management company, focused on the vacation ownership industry. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 200,000 owners, 66 owned or managed resorts, and access to more than 4,300 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, fee-based resort management, financial services, and sales and marketing services, to or on behalf of third parties.

As of March 31, 2017, BBX Capital had total consolidated assets of $1.4 billion, shareholders' equity of $477.9 million, and total equity of $521.6 million.

For further information, please visit:

BBX Capital: www.BBXCapital.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300

Email: LHinkley@BBXCapital.com

Media Contact:

Neil Shapiro, Edelman

212-704-8166

Email: Neil.Shapiro@Edelman.com

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This press release contains forward-looking statements based largely on current expectations of BBX Capital that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. These risks and uncertainties include, but are not limited to, the risk that listing the Company’s Class A Common Stock on the NYSE may not enhance shareholder value,  improve liquidity, or grow visibility and branding as anticipated, if at all.  We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. BBX Capital cautions that the foregoing factors are not exclusive, and we do not undertake, and specifically disclaim any obligation, to update or supplement any forward-looking statements whether as a result of changes in circumstances, new information, subsequent events or otherwise. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, which are available in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and its Annual Report on Form 10-K for the year ended December 31, 2016, which may be viewed on the SEC's website, https://www.sec.gov, or on BBX Capital’s website, www.BBXCapital.com. BBX Capital cautions that the foregoing factors are not exclusive.